Exhibit 10.2



                               FIRST AMENDMENT TO
                    JEFFREY R. SCHEFFER EMPLOYMENT AGREEMENT

         THIS FIRST AMENDMENT, dated as of the 1st day of March, 2003 to the Employment Agreement, dated as of April 9, 2001 (the "Employment Agreement") between JEFFREY R. SCHEFFER ("Employee") and STANLEY FURNITURE COMPANY, INC., a Delaware corporation (the "Company").
         The Parties hereto desire to amend the Employment Agreement. Except as provided herein, all terms used in this First Amendment shall have the same meaning as in the Employment Agreement.
         NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:
         1. Section 2 of the Employment Agreement is amended in its entirety as follows:
                  2. Term. The term of employment under this Agreement (the "Term") shall commence January 1, 2003 and end on December 31, 2003 and, effective January 1, 2004, shall continue for each calendar year thereafter unless either party gives notice (a "Termination Notice") on or before November 1 of any calendar year that employment under this Agreement will not continue for an additional period of one year beginning on the following January 1.

         2. Section 3(a) of the Employment Agreement is amended in its entirety as follows:
                  a. Salary. During the Employee's employment hereunder, the Company shall pay the Employee for all services rendered by the Employee a base salary at an annual rate of at least $350,000, with upward annual adjustments as the Board of Directors of the Company shall deem appropriate. Such salary shall be payable to the Employee in accordance with the Company's usual paying practices, but not less frequently than monthly.

         3. Section 3(b) of the Employment Agreement is amended in its entirety as follows:
                  b. Bonus. In addition to base salary, the Employee shall be entitled to receive a potential annual bonus of $350,000, subject to upward adjustment. The amount of such bonus for any fiscal year shall be related to the achievement of certain profit thresholds and objectives to be set at the beginning of each fiscal year by the Board of Directors of the Company.

         4. Section 4 of the Employment Agreement is amended in its entirety as follows:
                  4. Duties. The employee shall continue to perform the duties of President and Chief Executive Officer of the Company and shall, under the direction of the Board of Directors, faithfully and to the best of his ability perform such duties and such other duties and responsibilities as may be reasonably assigned by the Board of Directors from time to time, including service as an officer of director of any subsidiaries of the Company but not including service as an officer or director of nonsubsidiary affiliates not in the same business as the Company.

         5. Section 5 of the Employment Agreement is amended in its entirety as follows:
                  5. Extent of Services. During the Employee's employment hereunder, the Employee shall devote his entire working time, attention and energy to the business of the Company and shall not be engaged in any other active business of any kind except as authorized by the Board of Directors of the Company.

6. Section 6(a) of the Employment Agreement is amended in its entirety as follows:

                           a. Non-competition Restriction. Except with the prior consent in writing of the Company or as provided in the last sentence of this Section 6(a), the Employee shall not (A) during his employment hereunder or (B) for a period of two years after termination of his employment hereunder in the event Employee receives severance payments pursuant to Section 7(b) or Section 7(e), directly or indirectly, in the same or a similar capacity to that in which he performs services for Company, manage, operate, control, be employed by, participate in, invest in or be connected in any manner with the management, operation, ownership or control of any business or venture which is in competition in the United States with the business of the Company, provided that nothing herein shall prohibit the Employee from owning securities of the Company or up to 5% of the outstanding voting securities of any issuer which is listed on the New York or American Stock Exchange or as to which trading is reported or quoted on the NASDAQ System. The provisions of this Section 6(a) shall not be applicable in the event the Employee terminates his employment under Section 7(d).

         7. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to conflict of laws.
         8. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.
         9. The Employment Agreement as amended hereby and this Amendment shall be read together to constitute one agreement. The parties hereto agree that the Employment Agreement, as amended hereby, remains in full force and effect.
         IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed on the day and year first above written.

                                   STANLEY FURNITURE COMPANY, INC.

                                   By: s/Albert L. Prillaman
                                   -------------------------
                                   Albert L. Prillaman
                                   Chairman

                                       s/Jeffrey R. Scheffer
                                       ---------------------
                                         Jeffrey R. Scheffer